Investor Contact:                         Media Contact:
Alex Whitelam                            Leslie Wojcik
SEI                                SEI
+1 610-676-4924                        +1 610-676-4191
awhitelam@seic.com                        lwojcik@seic.com
Pages:        9

FOR IMMEDIATE RELEASE

SEI Reports Third-Quarter 2023 Financial Results

OAKS, Pa., Oct. 25, 2023 – SEI Investments Company (NASDAQ:SEIC) today announced financial results for the third-quarter 2023. Diluted earnings per share were $0.87 in third-quarter 2023 compared to $0.45 in third-quarter 2022. Third-quarter 2022 results included one-time costs of the voluntary separation program of $57.0 million resulting in $0.32 diluted earnings per share.

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2023	2022	%	2023	2022	%

Revenues	$476,759	$471,334	1%	$1,434,935	$1,534,447	(6)%
Net income	115,661	61,659	88%	341,527	363,243	(6)%
Diluted earnings per share	$0.87	$0.45	93%	$2.54	$2.63	(3)%

“Our third-quarter financial results reflect continued positive sales activity in our operational and processing businesses and strong profitability due to solid revenue and sound expense management, particularly in our technology and investment processing businesses. We remain focused on executing our strategic growth initiatives and diligently managing expenses across the organization,” said CEO Ryan Hicke.
“Despite persisting challenges in the broader market environment, we continue to prudently invest in our talent and solutions to provide our clients an unmatched set of capabilities. Our market activity remains strong, and we are well-positioned to capitalize on the opportunities ahead. We will continue to deliver operational excellence, expand our reach across markets globally, and maintain our strong financial position to deliver long-term growth for our stakeholders.”

Summary of Third-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2023	2022	%	2023	2022	%
Private Banks:
Revenues	$121,469	$122,660	(1)%	$378,171	$460,392	(18)%
Expenses	113,105	116,661	(3)%	343,442	359,676	(5)%
Operating Profit	8,364	5,999	39%	34,729	100,716	(66)%
Operating Margin	7%	5%		9%	22%

Investment Advisors:
Revenues	110,461	109,565	1%	326,579	341,989	(5)%
Expenses	64,280	61,150	5%	192,004	189,045	2%
Operating Profit	46,181	48,415	(5)%	134,575	152,944	(12)%
Operating Margin	42%	44%		41%	45%

Institutional Investors:
Revenues	70,479	78,260	(10)%	219,914	248,582	(12)%
Expenses	39,953	42,149	(5)%	126,337	131,432	(4)%
Operating Profit	30,526	36,111	(15)%	93,577	117,150	(20)%
Operating Margin	43%	46%		43%	47%

Investment Managers:
Revenues	169,293	156,015	9%	495,318	468,842	6%
Expenses	108,078	100,876	7%	321,705	300,520	7%
Operating Profit	61,215	55,139	11%	173,613	168,322	3%
Operating Margin	36%	35%		35%	36%

Investments in New Businesses:
Revenues	5,057	4,834	5%	14,953	14,642	2%
Expenses	11,874	9,915	20%	34,089	34,709	(2)%
Operating Loss	(6,817)	(5,081)	NM	(19,136)	(20,067)	NM

Totals:
Revenues	$476,759	$471,334	1%	$1,434,935	$1,534,447	(6)%
Expenses	337,290	330,751	2%	1,017,577	1,015,382	—%
Corporate Overhead Expenses	30,997	89,537	(65)%	94,518	137,360	(31)%
Income from Operations	$108,472	$51,046	112%	$322,840	$381,705	(15)%

Third-Quarter Business Highlights:
•Revenues from Assets under management, administration, and distribution fees increased primarily from higher assets under management and administration due to increases from existing alternative investment clients of the Investment Managers segment due to new products and additional services. Market appreciation and positive cash flows into separately managed account programs and Strategist programs during 2023 also contributed to the increase in revenues.
•The increase in revenues from Assets under management, administration, and distribution fees was partially offset by negative cash flows from SEI fund programs due to client losses in the Investment Advisors and Institutional Investors segments.
•Average assets under management in equity and fixed income programs, excluding LSV, increased $3.9 billion, or 2%, to $170.3 billion during the third-quarter 2023, as compared to $166.4 billion during the third-quarter 2022 (see attached Average Asset Balances schedule for further details).
•Average assets under administration increased $107.1 billion, or 14%, to $893.7 billion during the third-quarter 2023, as compared to $786.6 billion during the third-quarter 2022 (see attached Average Asset Balances schedules for further details).
•Net sales events in the Private Banks and Investment Managers segments during third-quarter 2023 were $22.3 million and are expected to generate net annualized recurring revenues of approximately $19.0 million when contract values are completely realized.
•Net sales events in asset management-related businesses of the Investment Advisors and Institutional Investors segments and the Asset Management Distribution (AMD) business in the Private Banks segment during third-quarter 2023 were negative $7.6 million.
•Operational expenses declined primarily from the total cost of the voluntary separation program of $57.0 million recognized during third-quarter 2022. This one-time cost is included in corporate overhead expenses and reflects a diluted earnings per share impact of $0.32 to third-quarter 2022 results.
•The decline in operational expenses was also due to decreased non-capitalized consulting costs. This decline was partially offset by higher personnel costs from business growth, competitive labor markets, and the impact of inflation on wages and services. Increased personnel costs and investments in compliance infrastructure to meet new regulatory requirements also partially offset the decline in operational expenses.
•Earnings from LSV increased to $29.9 million in the third-quarter 2023 as compared to $26.7 million in the third-quarter 2022 due to increased performance fees and market appreciation. Net negative cash flows from existing clients and client losses partially offset the increase in earnings from LSV.
•Capitalized software development costs were $8.5 million in third-quarter 2023, of which $4.3 million was for continued enhancements to the SEI Wealth PlatformSM. Amortization expense related to SWP was $6.5 million in third-quarter 2023. Capitalized software development costs also include $4.2 million in third-quarter 2023 for a new platform for the Investment Managers segment.
•Effective tax rates were 22.5% in third-quarter 2023 and 23.0% in third-quarter 2022.
•Repurchased shares of SEI common stock were 1.4 million for $86.0 million during the third-quarter 2023 at an average price of $61.43 per share.
•Cash flow from operations was $163.5 million and free cash flow was $148.3 million during the third-quarter 2023.

Earnings Conference Call
A conference call to review earnings is scheduled for 4:30 p.m. Eastern time on Oct. 25, 2023. Investors may listen to the call at seic.com/ir-events. Investors may also listen to a replay by telephone at (USA) 866-207-1041; (International) 402-970-0847; Access Code: 9991019.

About SEI®
SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to help drive growth, make confident decisions, and protect futures. As of Sept. 30, 2023, SEI manages, advises, or administers approximately $1.3 trillion in assets. For more information, visit seic.com.

This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as "may," "will," "expect," "believe" and "continue" or "appear." Our forward-looking statements include our current expectations as to:
•the nature of our sales activity and profitability in our technology, operational and processing businesses;
•the initiatives on which we will focus;
•our ability to manage our expenses;
•where we will invest;
•our ability to capitalize on opportunities;
•when and if we will generate net annualized recurring revenues from sales events that occurred during the quarter, as well as the amount of such revenue;
•the duration of our customer relationships; and
•the degree to which we will deliver long-term growth for our stakeholders.
We anticipate that we may deliver forward-looking statements during today’s earnings call that include our current expectations as to the matters in this release and set forth above as well as:
•the elements of our strategic focus, including, without limitation, our focus on:
◦strategic clients;
◦managing expenses;
◦enhancing our development pipeline;
◦proactively engaging with current clients;
◦expanding our sales pipeline;
◦connecting resources across the enterprise to identify and execute against cross-selling opportunities;
◦growing our profits;
◦prudently deploying capital;
◦investing in talent and market experience;
◦alternative investments;
◦inorganic growth; and
◦delivering at a high level for clients;
•advancing our efforts to build out custody capabilities for alternatives;
•the trends in our clients' businesses;
•our ability to sell our newly-launched US Fund Complex on a standalone basis and the timing for including it in our models offered to advisors;
•offering models which include alternative asset classes;
•whether our enhanced asset management solutions will attract more advisors;
•the headwinds our businesses face and our ability to respond to these headwinds;
•the success of our efforts to assess the market offerings and the best path forward to enhance our growth;
•our sales momentum;
•our ability to capitalize on our pipeline, prudently manage expenses, and drive profit to the bottom line;
•the degree to which our market units are positioned to accelerate growth;
•the value of our technology, investment processing and asset management capabilities to our clients;
•the timing of the closing, if any, of our acquisitions;
•the amount, if any, of our current backlog of sold but expected to be installed revenue in the next 18 months that will actually be installed during such period, if ever;
•the amount, if any, of our current backlog that will convert by the end of the year, if ever;
•the degree to which our newer investment offerings will benefit our business;
•the market dynamics affecting our market units;
•the degree to which our tax rate may vary;
•our ability to improve profitability without cannibalizing our medium to long-term growth agendas;
•the growth of our U.K., European, and Irish businesses;
•the organic and inorganic opportunities that will drive our growth; and
•the expected success and benefits of our strategic investments.
You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended Dec. 31, 2022, filed with the Securities and Exchange Commission.
# # #

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Asset management, admin. and distribution fees	$380,594	$372,133	$1,131,244	$1,148,824
Information processing and software servicing fees	96,165	99,201	303,691	385,623

Total revenues	476,759	471,334	1,434,935	1,534,447

Subadvisory, distribution and other asset mgmt. costs	47,531	47,334	142,157	150,485
Software royalties and other information processing costs	8,095	6,909	23,784	21,863
Compensation, benefits and other personnel	180,470	227,127	529,591	545,532
Stock-based compensation	7,979	10,766	23,458	31,339
Consulting, outsourcing and professional fees	54,203	58,558	176,619	184,320
Data processing and computer related	34,016	30,950	102,301	93,020
Facilities, supplies and other costs	16,999	19,704	58,825	57,464
Amortization	9,797	10,382	28,851	43,777
Depreciation	9,197	8,558	26,509	24,942

Total expenses	368,287	420,288	1,112,095	1,152,742

Income from operations	108,472	51,046	322,840	381,705

Net (loss) gain from investments	(206)	(1,406)	1,053	(4,515)
Interest and dividend income	11,125	3,962	29,453	6,663
Interest expense	(116)	(143)	(396)	(604)
Equity in earnings of unconsolidated affiliate	29,927	26,654	91,517	88,926

Income before income taxes	149,202	80,113	444,467	472,175

Income taxes	33,541	18,454	102,940	108,932

Net income	$115,661	$61,659	$341,527	$363,243

Basic earnings per common share	$0.87	$0.46	$2.57	$2.66

Shares used to calculate basic earnings per share	132,231	135,203	133,035	136,524

Diluted earnings per common share	$0.87	$0.45	$2.54	$2.63

Shares used to calculate diluted earnings per share	133,504	136,345	134,250	137,958

Dividends declared per common share	$—	$—	$0.43	$0.40

SEI INVESTMENTS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$854,443	$853,008
Restricted cash	301	351
Receivables from investment products	55,687	62,014
Receivables, net of allowance for doubtful accounts of $1,184 and $901	518,854	457,084
Securities owned	32,748	32,148
Other current assets	57,357	48,703
Total Current Assets	1,519,390	1,453,308

Property and Equipment, net of accumulated depreciation of $465,297 and $440,861	177,521	181,029
Operating Lease Right-of-Use Assets	20,686	24,992
Capitalized Software, net of accumulated amortization of $606,214 and $586,744	244,416	237,302
Available for Sale and Equity Securities	119,562	128,201
Investments in Affiliated Funds, at fair value	6,838	6,366
Investment in Unconsolidated Affiliate	44,645	104,673
Goodwill	115,597	115,599
Intangible Assets, net of accumulated amortization of $39,432 and $30,261	46,413	55,532
Deferred Contract Costs	38,518	37,928
Deferred Income Taxes	26,449	4,936
Other Assets, net	37,201	33,687
Total Assets	$2,397,236	$2,383,553

Liabilities and Equity
Current Liabilities:
Accounts payable	$10,198	$13,283
Accrued liabilities	249,872	359,363
Current portion of long-term operating lease liabilities	9,882	10,344
Deferred revenue	12,100	14,893
Total Current Liabilities	282,052	397,883

Long-term Income Taxes Payable	803	803
Long-term Operating Lease Liabilities	15,138	18,786
Other Long-term Liabilities	15,362	12,257
Total Liabilities	313,355	429,729

Shareholders' Equity:
Common stock, $0.01 par value, 750,000 shares authorized; 131,571 and 134,162 shares issued and outstanding	1,316	1,342
Capital in excess of par value	1,369,465	1,307,162
Retained earnings	763,635	694,287
Accumulated other comprehensive loss, net	(50,535)	(48,967)
Total Shareholders' Equity	2,083,881	1,953,824
Total Liabilities and Shareholders' Equity	$2,397,236	$2,383,553

ENDING ASSET BALANCES
(In millions) (Unaudited)

	Sept. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,
	2022	2022	2023	2023	2023
Private Banks:
Equity and fixed-income programs	$20,131	$22,377	$23,653	$24,091	$23,039
Collective trust fund programs	7	7	6	7	6
Liquidity funds	3,778	3,201	3,427	3,433	3,636
Total assets under management	$23,916	$25,585	$27,086	$27,531	$26,681
Client assets under administration	4,161	4,151	4,299	4,154	4,399
Total assets	$28,077	$29,736	$31,385	$31,685	$31,080

Investment Advisors:
Equity and fixed-income programs	$62,579	$66,240	$68,065	$69,439	$66,911
Liquidity funds	5,200	5,436	4,965	4,968	5,175
Total Platform assets under management	$67,779	$71,676	$73,030	$74,407	$72,086
Platform-only assets	12,609	13,931	14,980	16,103	16,232
Total Platform assets	$80,388	$85,607	$88,010	$90,510	$88,318

Institutional Investors:
Equity and fixed-income programs	$69,621	$73,178	$74,939	$75,854	$72,387
Collective trust fund programs	6	5	4	4	4
Liquidity funds	1,640	1,557	1,576	1,353	2,119
Total assets under management	$71,267	$74,740	$76,519	$77,211	$74,510
Client assets under advisement	4,204	4,314	4,559	4,368	4,085
Total assets	$75,471	$79,054	$81,078	$81,579	$78,595

Investment Managers:
Collective trust fund programs (A)	$137,538	$141,285	$146,176	$149,779	$146,991
Liquidity funds	248	199	203	249	180
Total assets under management	$137,786	$141,484	$146,379	$150,028	$147,171
Client assets under administration	781,246	810,491	845,828	873,570	886,382
Total assets	$919,032	$951,975	$992,207	$1,023,598	$1,033,553

Investments in New Businesses:
Equity and fixed-income programs	$1,813	$1,912	$2,031	$2,104	$2,017
Liquidity funds	221	215	217	217	202
Total assets under management	$2,034	$2,127	$2,248	$2,321	$2,219
Client assets under administration	1,026	1,077	1,081	1,098	1,070
Total assets	$3,060	$3,204	$3,329	$3,419	$3,289

LSV Asset Management:
Equity and fixed-income programs (B)	$75,380	$83,753	$84,964	$86,469	$83,684

Total:
Equity and fixed-income programs (C)	$229,524	$247,460	$253,652	$257,957	$248,038
Collective trust fund programs	137,551	141,297	146,186	149,790	147,001
Liquidity funds	11,087	10,608	10,388	10,220	11,312
Total assets under management	$378,162	$399,365	$410,226	$417,967	$406,351
Client assets under advisement	5,230	5,391	5,640	5,466	5,155
Client assets under administration (D)	785,407	814,642	850,127	877,724	890,781
Platform-only assets	12,609	13,931	14,980	16,103	16,232
Total assets	$1,181,408	$1,233,329	$1,280,973	$1,317,260	$1,318,519
(A)Collective trust fund program assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)Equity and fixed-income programs include $1.8 billion of assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee (as of September 30, 2023).
(C)Equity and fixed-income programs include $5.9 billion of assets invested in various asset allocation funds (as of September 30, 2023).
(D)    In addition to the assets presented, SEI also administers an additional $11.4 billion in Funds of Funds assets on which SEI does not earn an administration fee (as of September 30, 2023).

AVERAGE ASSET BALANCES
(In millions) (Unaudited)

	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.
	2022	2022	2023	2023	2023
Private Banks:
Equity and fixed-income programs	$22,115	$21,839	$23,576	$23,748	$23,920
Collective trust fund programs	7	7	7	7	6
Liquidity funds	3,742	3,395	3,253	3,500	3,585
Total assets under management	$25,864	$25,241	$26,836	$27,255	$27,511
Client assets under administration	4,026	4,126	4,316	4,282	4,221
Total assets	$29,890	$29,367	$31,152	$31,537	$31,732

Investment Advisors:
Equity and fixed-income programs	$67,464	$66,100	$67,578	$68,371	$69,309
Liquidity funds	5,380	5,127	4,995	4,808	4,990
Total Platform assets under management	$72,844	$71,227	$72,573	$73,179	$74,299
Platform-only assets	13,271	13,905	14,812	15,548	16,544
Total Platform assets	$86,115	$85,132	$87,385	$88,727	$90,843

Institutional Investors:
Equity and fixed-income programs	$74,859	$72,581	$74,653	$74,865	$75,023
Collective trust fund programs	6	5	5	4	4
Liquidity funds	1,717	1,719	1,715	1,537	1,611
Total assets under management	$76,582	$74,305	$76,373	$76,406	$76,638
Client assets under advisement	4,194	4,251	4,431	4,583	4,294
Total assets	$80,776	$78,556	$80,804	$80,989	$80,932

Investment Managers:
Collective trust fund programs (A)	$143,817	$140,494	$144,914	$147,543	$150,379
Liquidity funds	250	275	317	286	237
Total assets under management	$144,067	$140,769	$145,231	$147,829	$150,616
Client assets under administration	782,559	785,813	836,410	859,296	889,503
Total assets	$926,626	$926,582	$981,641	$1,007,125	$1,040,119

Investments in New Businesses:
Equity and fixed-income programs	$1,939	$1,890	$1,991	$2,057	$2,096
Liquidity funds	231	208	212	199	211
Total assets under management	$2,170	$2,098	$2,203	$2,256	$2,307
Client assets under advisement	1,126	1,075	1,098	1,075	1,101
Total assets	$3,296	$3,173	$3,301	$3,331	$3,408

LSV Asset Management:
Equity and fixed-income programs (B)	$81,241	$83,370	$86,987	$84,492	$86,671

Total:
Equity and fixed-income programs (C)	$247,618	$245,780	$254,785	$253,533	$257,019
Collective trust fund programs	143,830	140,506	144,926	147,554	150,389
Liquidity funds	11,320	10,724	10,492	10,330	10,634
Total assets under management	$402,768	$397,010	$410,203	$411,417	$418,042
Client assets under advisement	5,320	5,326	5,529	5,658	5,395
Client assets under administration (D)	786,585	789,939	840,726	863,578	893,724
Platform-only assets	13,271	13,905	14,812	15,548	16,544
Total assets	$1,207,944	$1,206,180	$1,271,270	$1,296,201	$1,333,705
(A)    Collective trust fund program average assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)    Equity and fixed-income programs during third-quarter 2023 include $1.9 billion of average assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee.
(C)    Equity and fixed-income programs include $6.1 billion of average assets invested in various asset allocation funds during third-quarter 2023.
(D)    In addition to the assets presented, SEI also administers an additional $11.6 billion of average assets in Funds of Funds assets during third-quarter 2023 on which SEI does not earn an administration fee.